Elizabeth Gioia Vice President, Corporate Counsel
The Prudential Insurance Company of America 213 Washington Street Newark, NJ 07102-2917 Tel 203-402-1624 Elizabeth.gioia@prudential.com kate.johnson@prudential.com

November 24, 2020

Re:    Registration Statement on Form N-4 for
    Pruco Life Insurance Company of New Jersey
    File Nos. 333-248527 and 811-07975

Dear Sir/Madam:

I have acted as counsel to Pruco Life Insurance Company of New Jersey (the "Company") in connection with the filing of the above-referenced registration statement with the United States Securities and Exchange Commission. Such registration statement relates to the contracts, riders, and endorsements (collectively, the "Contracts") for the variable annuity contracts to be sold through certain selling broker-dealers.

I have examined or caused to be examined such documents and reviewed or caused to be reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of New Jersey, and is duly authorized by the Insurance Department of that state to issue the Contracts.

2.  The separate account through which the Contracts are issued is a duly authorized and existing separate account established pursuant to the provisions of applicable state law.

3. To the extent so provided under the Contracts, that portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly-issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement for the Contracts.

Sincerely,

/s/ Elizabeth Gioia
Elizabeth Gioia
Vice President, Corporate Counsel